                                                                               .
                                                                               .
                                                                               .
                                                                       EXHIBIT 5

                                                      BASS, BERRY & SIMS PLC
                                             A PROFESSIONAL LIMITED LIABILITY COMPANY
                                                         ATTORNEYS AT LAW
        KNOXVILLE OFFICE                                                                                   DOWNTOWN OFFICE:
900 SOUTH GAY STREET, SUITE 1700                            REPLY TO:                                       AMSOUTH CENTER
      KNOXVILLE, TN 37902                                 AMSOUTH CENTER                           315 DEADERICK STREET, SUITE 2700
         (865) 521-6200                          315 DEADERICK STREET, SUITE 2700                      NASHVILLE, TN 37238-3001
                                                     NASHVILLE, TN 37238-3001                               (615) 742-6200
         MEMPHIS OFFICE                                   (615) 742-6200
   THE TOWER AT PEABODY PLACE                                                                             MUSIC ROW OFFICE:
  100 PEABODY PLACE, SUITE 950                          WWW.BASSBERRY.COM                                29 MUSIC SQUARE EAST
     MEMPHIS, TN 38103-2625                                                                            NASHVILLE, TN 37203-4322
         (901) 543-5900                                                                                     (615) 255-6161

                                February 2, 2004

O'Charley's Inc.
3038 Sidco Drive
Nashville, Tennessee 37204

         Re: Offer for All Outstanding 9% Senior Subordinated Notes Due 2013 of O'Charley's Inc. in Exchange for 9% Senior Subordinated Notes Due 2013 of O'Charley's Inc. - Registration Statement on Form S-4

Ladies and Gentlemen:

         We have acted as counsel to O'Charley's Inc., a Tennessee corporation (the "Company"), and the Guarantors (as defined below) in connection with the public offering of up to $125,000,000 aggregate principal amount of 9% Senior Subordinated Notes Due 2013 (the "New Notes") of the Company that are to be unconditionally guaranteed on an unsecured senior subordinated basis (the "Guarantees") by the subsidiaries of the Company listed on Schedule I attached hereto (the subsidiary guarantors set forth on Schedule I attached hereto being collectively referred to herein as the "Guarantors"). The New Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount and denomination of the Company's issued and outstanding 9% Senior Subordinated Notes due 2013 (the "Old Notes"), as contemplated by the Registration Rights Agreement, dated as of November 4, 2003 (the "Registration Rights Agreement"), by and among the Company, the Guarantors, Wachovia Capital Markets, LLC and Morgan Joseph & Co. Inc. The Old Notes were issued, and the New Notes will be issued, under an Indenture, dated as of November 4, 2003 (the "Indenture"), by and among the Company, the Guarantors and The Bank of New York, as Trustee (the "Trustee").

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-4 of the Company relating to the Exchange Offer, as filed with the Securities and Exchange Commission (the "Commission") on the date hereof (such Registration Statement being hereinafter referred to as the "Registration Statement"); (ii) an executed copy of the Registration Rights Agreement; (iii) an executed copy of the Indenture (which includes the Guarantees); (iv) the Form T-1 of the Trustee filed as an exhibit to the Registration Statement; and (v) the form of the New Notes. We also have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records, documents, certificates and

O'Charley's Inc.
February 2, 2004
Page 2


other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, facsimile, conformed or photostatic copies and the authenticity of the originals of such latter documents. In connection with this opinion, we have assumed that the Registration Statement will have become effective, and that the New Notes will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement. As to any facts material to the opinion expressed herein that have not been independently established or verified, we have relied upon the oral or written statements and representations of officers and other representatives of the Company, the Guarantors and others.

         Based on the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

         1. When the New Notes (in the form examined by us) have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of Old Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Registration Rights Agreement and the Indenture, the New Notes will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

         2. When the New Notes have been duly executed and authenticated in accordance with the terms of the Indenture and have been issued and delivered upon consummation of the Exchange Offer against receipt of Old Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Registration Rights Agreement and the Indenture, the Guarantees will constitute the valid and binding obligation of the Guarantors, enforceable against each such Guarantor in accordance with its terms, except that the enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

         We assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention. The Indenture provides that the New Notes and the Indenture are governed by the laws of the State of New York, and we have assumed that a court considering the issue would respect that choice.

O'Charley's Inc.
February 2, 2004
Page 3

         We hereby consent to the reference to our law firm in the Registration Statement under the caption "Legal Matters" and the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement.

                                               Very truly yours,


                                               /s/ Bass, Berry & Sims PLC

                                               Bass, Berry & Sims PLC

                                   SCHEDULE I

                               LIST OF GUARANTORS

                                                                               JURISDICTION OF
NAME                                                                    ORGANIZATION AND ENTITY TYPE
----                                                                    ----------------------------
Air Travel Services, Inc.                                            Tennessee corporation
DFI, Inc.                                                            Tennessee corporation
O'Charley's Finance Company, Inc.                                    Tennessee corporation
O'Charley's Management Company, Inc.                                 Tennessee corporation
O'Charley's Restaurant Properties, LLC                               Delaware limited liability company
O'Charley's Service Company, Inc.                                    Tennessee corporation
O'Charley's Sports Bar, Inc.                                         Alabama corporation
OCI, Inc.                                                            Delaware corporation
OPI, Inc.                                                            Colorado corporation
Stoney River Legendary Management, L.P.                              Georgia limited partnership
Stoney River, LLC                                                    Delaware limited liability company
Stoney River Management Company, Inc.                                Delaware corporation
99 Commissary, LLC                                                   Delaware limited liability company
99 Restaurants, LLC                                                  Delaware limited liability company
99 Restaurants of Boston, LLC                                        Delaware limited liability company
99 Restaurants of Massachusetts, a Massachusetts Business Trust      Massachusetts business trust
99 Restaurants of Vermont, LLC                                       Vermont limited liability company
99 West, Inc.                                                        Massachusetts corporation